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                                                                     Exhibit 5.7


                     [LETTERHEAD OF ANDREWS & KURTH L.L.P.]


We hereby consent to the use of our name under the caption "Legal Matters" in the Registration Statement on Form F-10 of Enerplus Resources Fund and the prospectus which forms a part thereof. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations issued thereunder.


/s/ ANDREWS & KURTH L.L.P.

Houston, Texas
November 15, 2002